EXHIBIT 16.1

                                                                 Horwath Gelfond
                                                        Hochstadt Pangburn, P.C.
                                    Certified Public Accountants and Consultants
                                               A Member of Horwath International

                                                       1600 Broadway, Suite 2500
                                                       Denver, CO 80202-4925 USA
                                                        Telephone (303) 831-5000
                                                          Telefax (303) 831-5032



March 6, 2003




United States
Securities and Exchange Commission
Washington, DC 20549


RE: KIK Technology International, Inc. Commission File No. 000-1109664


We have read the statements that we understand KIK Technology International, Inc. will include under Item 4(a) of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made under Item 4(a) regarding our firm. We have no basis to agree or disagree with other statements made under Item 4(b).




Yours truly,


/s/ Horwath Gelfond Hochstadt Pangburn, P.C.

Horwath Gelfond Hochstadt Pangburn, P.C.






cc: Mr. William Knooihuizen, President
    KIK Technology International, Inc.
    590 Airport Road
    Oceanside, CA 92054